EXHIBIT 10.11

AMENDMENT No. 4

TO THE LEASE AGREEMENT

(hereinafter referred to as the “Amendment no. 4”)

concluded by and between

CTP Heršpická, spol. s r.o.

a company existing under the laws of Czech Republic

with its registered seat at Praha 1, Národní 41/973, PSČ 11000

Identification No.: 27601641

entered in the Commercial Register kept at the Municipal Court in Prague, Section C, File No.: 118130

represented by Mr. Remon L. Vos, per power of attorney

(hereinafter referred to as the “ Lessor”)

and

AVG Technologies CZ, s.r.o.

a company existing under the laws of Czech Republic

with its registered seat at Brno, Holandská 4, PSČ 63900

Identification No.: 44017774

entered in the Commercial Register kept at the Regional Court in Brno, Section C, File No.: 3681

represented by Vladimir Koutny, executive director

(hereinafter referred to as the “Lessee”)

(the Lessor and the Lessee hereinafter collectively referred to as the “Parties” and individually to as the “Party”)

RECITALS

A.

The Parties concluded the lease agreement dated April 30, 2010 (hereinafter referred to as the “Lease Agreement”) subject of which is a lease of (i) the non – residential premises in the area of 7.991 sq m situated on the second floor (=3rd floor above ground), fourth floor (= 5th floor above ground), fifth floor (= 6th floor above ground), and (ii) the terrace space in the area of 450 sq m situated on the sixth floor (=7th floor above ground), and (iii) the storage space in the area of 244 sq m situated on the underground floor (= 2nd floor below ground), and (iv) 136 secured car parking places in the underground parking place, all in the buildings reg.nos. 873, 878, 879 (known as IQ building D, E, F) located on the land plots nos. 115/67, 115/68 and 115/69 in the cadastral area of Štýřice, municipality of Brno, district of Brno – venkov (hereinafter referred to as the “Premises”). The aforementioned lease agreement in the wording of the amendment no. 1 dated July 28, 2010, amendment no. 2 dated 30th November 2011 and amendment no. 3 dated 1st August 2011 is hereinafter referred to as the “Lease Agreement”

B.	The Parties reached an agreement on exact terms and conditions of performance of certain Requested Changes (as defined in Article 12.6.1 of the Lease Agreement) in the Premises in accordance with the Article 12.6 of the Lease Agreement, these terms and conditions being further specified below, the Parties wish to modify the Lease Agreement accordingly.

C.	Any terms starting with a capital letter used and not defined herein shall have the same meaning as set forth in the Lease Agreement.

I.

Requested Changes II

1.1	In accordance with Article 12.6.1 of the Lease Agreement the Parties agreed on performance of Requested Changes specified in terms of technical specification and costs for their performance in the overview attached in the following enclosures:

•	Enclosure no.1 (specification and calculation of requested changes amounting to 188,019 CZK, in words: one hundred and eighty eight thousand nineteen Czech Crowns, plus VAT)

•	Enclosure no.2 (specification and calculation of requested changes amounting to 50,857 CZK, in words: fifty thousand eight hundred and fifty seven Czech crowns, plus VAT)

•	Enclosure no. 3 (specification and calculation of requested changes amounting to 138,675 CZK, in words: one hundred and thirty eight thousand six hundred and seventy five Czech Crowns, plus VAT)

•	Enclosure no. 4 (specification and calculation of requested changes amounting to 25,753 CZK, in words: twenty five thousand seven hundred and fifty three Czech Crowns, plus VAT)

•	Enclosure no. 5 (specification and calculation of requested changes amounting to 124,057 CZK, in words: one hundred and twenty four thousand fifty seven Czech Crowns, plus VAT)

•	Enclosure no. 6 (specification and calculation of requested changes amounting to 161,006 CZK, in words: one hundred and sixty one thousand and six Czech Crowns, plus VAT

•	Enclosure no. 7 (specification and calculation of requested changes amounting to 82,347 CZK, in words: eighty two thousand three hundred and forty seven Czech Crowns, plus VAT)

The Requested Changes specified in the above mentioned enclosures (Enclosures no. 1 – Enclosure no. 7) amounting to 770,714 CZK (in words: seven hundred and seventy thousand seven hundred and fourteen Czech Crowns) plus statutory VAT are hereinafter referred to as “Requested Changes II”.

1.2	The Parties hereby confirm that part of the Requested Changes II specified in the Enclosures no. 1 – 6 were duly and timely completed. These were handed over by the Lessor to the Lessee and taken over by the Lessee from the Lessor on base of the hand over protocols attached hereto.

1.3	For avoidance of doubts, prices specified in the Article I, Clause 1.1 hereof under Enclosures no. 1 – 6 including the 8% coordination fee shall be paid by the Lessee in the form of a lump sum on base of the following invoices delivered to the Lessee: (i) FVS1101120038, (ii) FVS1101120036, (iii) FVS1101120037, (iv) FVS1101120032, (v) FVS1101120014, (vi) FVS1101120015. The part of the Requested Changes II amounting to 82,347 CZK plus VAT shall paid by the Lessee in the form of a lump sum on base of an invoice issued be the Lessor after completion and due hand over of the part of Requested Changes II amounting to 82,347 CZK plus VAT specified in the Enclosure no.7 hereto .

The Lessee shall be the owner of the Requested Changes II. The Lessee shall be responsible of the repair and maintenance of the Requested Changes II and shall remove them after the Lease Agreement is terminated or after the Term expires, unless agreed otherwise between the Parties.

II.

Final Provisions

2.1	The Parties hereby confirm that all remaining provisions and terms of the Lease Agreement shall continue in full force and effect.

2.2	This Amendment No. 4 has been executed in three (3) English counterparts. The Lessor shall receive two (2) counterparts hereof and the Lessee shall receive one (1) counterpart hereof.

2.3	This Amendment No. 4 has been read and jointly discussed before its execution. The Parties hereby confirm that they have reached an agreement regarding this Amendment No. 4.

2.4	The Amendment no. 4 comes into force on the day of signature by both Parties.

2.5	The following enclosures form an integral part of the Amendment no. 4:

Enclosure no. 1 – specification of part of Requested Changes II amounting to 188,019 CZK

Enclosure no. 2 – specification of part of Requested Changes II amounting to 50,857 CZK

Enclosure no. 3 – specification of part of Requested Changes II amounting to 138,675 CZK

Enclosure no. 4 – specification of part of Requested Changes II amounting to 25,753 CZK

Enclosure no. 5 – specification of part of Requested Changes II amounting to 124,057 CZK

Enclosure no. 6 – specification of part of Requested Changes II amounting to 161,006 CZK

Enclosure no. 7 – specification of part of Requested Changes II amounting to 82,347 CZK

* * *

In _________________ on September 9, 2011	In ________________ on September 9, 2011

/s/ Remon L. Vos	/s/ Vladimir Koutny
CTP Heršpická, spol. s r.o.	AVG Technologies CZ, s.r.o.
Remon L. Vos	Vladimir Koutny
per power of attorney	executive director